EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer of First Northwest Bancorp

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Quarterly Report on Form 10-Q, for the quarter ended June 30, 2026, that:

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Curt T. Queyrouze	/s/Phyllis R. Nomura
Curt T. Queyrouze President and Chief Executive Officer (Principal Executive Officer)	Phyllis R. Nomura Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)

Dated: August 6, 2026